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    As filed with the Securities and Exchange Commission on July 13, 1998.

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                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C.  20549

                          __________________________

                                    FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(B) OR (G) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                          __________________________

                    TERRA NOVA INSURANCE (UK) HOLDINGS PLC
            (Exact name of registrant as specified in its charter)

       ENGLAND AND WALES                               NOT APPLICABLE
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
 incorporation or organization)


                               TERRA NOVA HOUSE
                              41-43 MINCING LANE
                        LONDON EC3R 7SP, GREAT BRITAIN
                   ----------------------------------------
                   (Address of principal executive offices)


       Securities to be registered pursuant to Section 12(b) of the Act:

      TITLE OF EACH CLASS                      NAME OF EACH EXCHANGE ON WHICH
      TO BE SO REGISTERED                      EACH CLASS IS TO BE REGISTERED
      ---------------------                    ------------------------------
      $100,000,000 7%                          New York Stock Exchange, Inc.
      Notes Due 2008

     If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective upon filing pursuant to General Instruction A.(c), check the following box. [x]

     If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ ]

     Securities Act registration statement file number to which this form relates: 333-53999, -01

     Securities to be registered pursuant to Section 12(g) of the Act:  None
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ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.
         -------------------------------------------------------

         The material set forth in the section captioned "Description of Exchange Notes" in the Registrant's Amendment No. 1 to the Registration Statement on Forms F-4 and S-4 (Registration No. 333-53999, -01), filed with the Securities and Exchange Commission on June 16, 1998, is incorporated herein by reference.

ITEM 2.  EXHIBITS.
         --------

         The following is a list of all exhibits filed as part of this registration statement.

EXHIBIT NO.                             DESCRIPTION
-----------                             -----------

1 Registrant's Amendment No. 1 to the Registration Statement on Forms F-4 and S-4 (Registration No. 333-53999, -01), filed with the Securities and Exchange Commission on June 16, 1998 (the "Registration Statement"), incorporated herein by reference.

2 Memorandum and Articles of Association of the Registrant dated November 1, 1994, incorporated herein by reference to Exhibit 3.1 to the Registration Statement.

3 Certificate of Incorporation and Memorandum of Association of Terra Nova (Bermuda) Holdings Ltd. ("Bermuda Holdings") dated November 29, 1993, incorporated herein by reference to Exhibit
               3.2 to the Registration Statement.

4 Amended and Restated Bye-Laws of Bermuda Holdings, dated March 25, 1996, incorporated herein by reference to Exhibit 3.3 to the Registration Statement.

5 Registration Rights Agreement, dated May 18, 1998, among the Registrant, Bermuda Holdings and the Initial Purchaser, incorporated herein by reference to Exhibit 1.2 to the Registration Statement.

6 Indenture, dated May 18, 1998, among the Registrant, Bermuda Holdings and The Chase Manhattan Bank as Trustee, incorporated herein by reference to Exhibit 4.2 to the Registration Statement.

7 Deposit and Custody Agreement, dated May 18, 1998, among the Registrant, Bermuda Holdings, Chase Manhattan Bank Luxembourg S.A. as Custodian, and The Chase Manhattan Bank as Depositary, incorporated herein by reference to Exhibit 4.4 to the Registration Statement.

8              Form of the Registrant's 7% Exchange Note due 2008.

                                       2
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                                   SIGNATURE
                                   ---------

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                        TERRA NOVA INSURANCE (UK) HOLDINGS plc


                                        By:  /s/  Jean M. Waggett
                                           --------------------------
                                             Jean M. Waggett,
                                             as Attorney-In-Fact

Dated:  July 13, 1998

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